   Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Com-Guard.com, Inc.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated September 24, 2004, relating to the financial statements of Com-Guard.com, Inc. as of June 30, 2004 and for the years ended June 30, 2004 and 2003, which appears in the Com-Guard.com, Inc. Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, filed with the Securities and Exchange Commission on October 13, 2004.

                                                            WEINBERG & COMPANY, P.A.
                                                            Certified Public Accountants

Boca Raton, Florida
August 4, 2005